Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement No. 333-252319 on Form S-8 of our report dated October 14, 2021, with respect to the consolidated financial statements of MYT Netherlands Parent B.V.

/s/ KPMG AG Wirtschaftsprüfungsgesellschaft

Munich, Germany

October 14, 2021